                                                                 EXHIBIT e(1)(b)

                                 AMENDMENT NO. 1
                                       TO
                          MASTER DISTRIBUTION AGREEMENT

         The Master Distribution Agreement (the "Agreement"), dated as of May 1, 2000, by and between AIM Variable Insurance Funds, a Delaware business trust and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                          AIM VARIABLE INSURANCE FUNDS

o   AIM V.I. Aggressive Growth Fund
o   AIM V.I. Balanced Fund
o   AIM V.I. Blue Chip Fund
o   AIM V.I. Capital Appreciation Fund
o   AIM V.I. Capital Development Fund
o   AIM V.I. Dent Demographic Trends Fund
o   AIM V.I. Diversification Income Fund
o   AIM V.I. Global Utilities Fund
o   AIM V.I. Government Securities Fund
o   AIM V.I. Growth Fund
o   AIM V.I. Growth and Income Fund
o   AIM V.I. High Yield Fund
o   AIM V.I. International Equity Fund
o   AIM V.I. Money Market Fund
o   AIM V.I. New Technology Fund
o   AIM V.I. Value Fund"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:    May 1, 2001

                                          AIM VARIABLE INSURANCE FUNDS

Attest:  /s/ NANCY L. MARTIN              By: /s/ ROBERT H. GRAHAM
        --------------------------           -----------------------------------
         Assistant Secretary                 President


                                          A I M DISTRIBUTORS, INC.

Attest:  /s/ NANCY L. MARTIN              By: /s/ MICHAEL J. CEMO
        --------------------------           -----------------------------------
           Assistant Secretary               President